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                                                                   EXHIBIT 10.38


                                  June 21, 2000


Tandy Brands Accessories, Inc.
690 East Lamar Blvd.
Arlington, Texas 76011

Ladies and Gentlemen:

     This First Amendment to the Revolving Credit Agreement (the "Amendment") will serve to set forth the amended terms of the financing transaction by and between TANDY BRANDS ACCESSORIES, INC. ("Borrower"), and WELLS FARGO HSBC TRADE BANK, N.A. ("Lender").

     WHEREAS, Borrower and Lender have entered into that certain Revolving Credit Agreement, dated April 30, 1999, (the "Original Agreement" and as amended hereby, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested that the Lender extend the maturity date under the Original Agreement, and the Lender is willing to do so subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Original Agreement. Unless otherwise specified, all section references herein refer to sections of the Original Agreement.

     2.   AMENDMENTS. The Original Agreement is hereby amended as follows:

          2.1 AMENDMENT TO SECTION 1.1. The definitions specified below are amended as follows:

               a. The definition of "Fixed Charges" is amended to read as follows:

               "Fixed Charges" means, for any period for Borrower and its Subsidiaries, the sum of (a) Cash Interest Expense, (b) scheduled principal payments of Indebtedness for borrowed money, (c) Capital Expenditures excluding Acquisition Capital Expenditures,
               (d) cash Dividends, and (e) cash tax expenses.

               b. The definition of "NationsBank Credit Agreement" is amended to read as follows:


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               "Bank of America Credit Agreement" means the Revolving Credit and
               Term Loan agreement dated November 17, 1998 between Borrower and Bank of America, N.A., as may be amended from time to time.

               All references in the Credit Agreement to the Nations Bank Credit Agreement shall mean the Bank of America Credit Agreement.

                      c. The definition of "Termination Date" is amended to read as follows:

               "Termination Date" means the earliest of (a) May 14, 2002, (b) the date that Lender's commitment to fund Advances hereunder is terminated pursuant to Section 8.2, or (c) the date that Lender's commitment to fund Advances hereunder is reduced to zero pursuant to Section 2.1.

          2.2 Addition of Section 7.14. New Section 7.14 is added to the Credit Agreement as follows:

               7.14 Purchase of Treasury Stock. Borrower shall not purchase its own shares for a purchase price in excess of $8,000,000 in the aggregate.

     3. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Amendment, Borrower agrees to provide the following documents to
          Lender:

          (a) Each of the Guarantors shall execute and deliver to Lender a confirmation of guarantee in form and substance satisfactory to Lender confirming each Guarantor's guarantee of Borrower's indebtedness under the Credit Agreement;

          (b) Borrower agrees that it shall execute and deliver to Lender an Amended and Restated Revolving Credit Note;

          (c) Tandy Brands Accessories Handbags Inc. shall execute and deliver to Lender a Guaranty Agreement in form and substance satisfactory to Lender.

     4. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and Lender agree that the Original Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrower represents and warrants that as of the date hereof, there is no Event of Default or Potential Default under the Credit Agreement.

     5. BENEFITS. This Amendment shall be binding upon and inure to the benefit of Lender and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Lender, assign


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          any rights, powers, duties or obligations under this Amendment, the
          Original Agreement or any of the other Loan Documents.

     6. CONSTRUCTION. This Amendment has been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in Dallas County, Texas.

     7. INVALID PROVISIONS. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

     8. ENTIRE AGREEMENT. The Original Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

     9. REFERENCE TO ORIGINAL AGREEMENT. The Original Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Agreement, as amended hereby, are hereby amended so that any reference in the Original Agreement to the Original Agreement shall mean a reference to the Original Agreement as amended hereby.

     10. COUNTERPARTS. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

     If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Amendment to the undersigned.

                                              Very truly yours,

                                              WELLS FARGO HSBC TRADE BANK, N.A.


                                              By: /s/ PETER LOEFFLER
                                                 -------------------------------
                                              Name: PETER LOEFFLER
                                                   -----------------------------
                                              Title: VICE PRESIDENT
                                                    ----------------------------

                                              Lender's Address:

                                              1445 Ross Avenue
                                              Dallas, Texas 75202


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ACCEPTED as of the date
first written above.

BORROWER:


TANDY BRANDS ACCESSORIES, INC.


By: /s/ [ILLEGIBLE]
   ------------------------------
Name: [ILLEGIBLE]
     ----------------------------
Title: SVP, CFO
      ---------------------------


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